UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2019

SELECT ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Post Oak Boulevard, Suite 200
Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 235-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

On March 20, 2019, Select Energy Services, Inc. (the “Company”) provided notice of termination to David Nightingale, Executive Vice President, Wellsite Services, whereby he will cease to be an officer and employee of the Company and its subsidiaries as of March 29, 2019. Mr. Nightingale will receive severance benefits in accordance with his Employment Agreement dated April 23, 2012, which was filed on March 19, 2018 as Exhibit 10.24 to the Company’s annual report on Form 10-K for the year ended December 31, 2017.

Appointment of Certain Officers

In connection with the changes to the Company’s operating segments, as described in Item 7.01 below, the Company decided to realign leadership responsibilities to such operating segments of the Company and appoint Mitchell Shauf as Executive Vice President, Water Services effective as of April 1, 2019. Mr. Shauf is currently employed by the Company as Senior Vice President, Operations.

Mr. Shauf, age 56, has been with the Company since 2008 and has served as the Company’s Senior Vice President, Operations since 2012. Prior to this role, Mr. Shauf held the title of Vice President, Acquisitions and Integration since 2010. Mr. Shauf began his career with the Company in 2008 as an Operations Manager for the Company’s water transfer and well testing service line. Prior to joining the Company, Mr. Shauf was the General Manager for Impact Energy Services.  Prior to Impact, he served as the President and General Manager of Petroflex North America, LTD from 1997 until 2002. Mr. Shauf began his career in banking as Vice President and Lending Officer for First State Bank of Gainesville, Texas from 1984 to 1996. Mr. Shauf received his BBA from Austin College.

On April 1, 2019, the Company, with the approval of the Company’s board of directors, will enter into an indemnification agreement with Mr. Shauf (the “Indemnification Agreement”) in connection with his role as an officer of the Company. The Indemnification Agreement requires the Company to indemnify Mr. Shauf to the fullest extent permitted by applicable law against liability that may arise by reason of his service to the Company and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The Indemnification Agreement is in substantially the form referenced as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There are no family relationships between Mr. Shauf and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Shauf and any other persons pursuant to which he was selected as Executive Vice President, Water Services. Mr. Shauf is an investor in Petroflex North America, LTD, from which the Company purchased poly pipe for operations totaling approximately $2.3 million in 2018.

Additionally, in connection with the aforementioned change in operating segments, Michael Skarke will be appointed as the Executive Vice President, Water Infrastructure effective as of April 1, 2019. Mr. Skarke is currently employed by the Company as the Executive Vice President, Water Solutions.

There are no family relationships between Mr. Skarke and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Skarke and any other persons pursuant to which he was selected as Executive Vice President, Water Infrastructure.

Item 7.01                   Regulation FD Disclosure.

Changes to Operating Segments

Recent investments and divestitures impacting the composition of our asset base and the focus of our overall operations have led to a strategic shift in the way our Chief Operating Decision Maker allocates resources and assesses performance. As a result of this shift, we have decided to implement a change to our operating segments during the first quarter, which will be reflected in our quarterly report on Form 10-Q for the quarter ending March 31, 2019.  We have separated our Water Solutions segment into two segments (Water Services and Water Infrastructure), have eliminated our Wellsite Services segment, and have retained our Oilfield Chemicals segment in its existing structure.

Under our new operating segments, our Water Services segment includes: the transfer of water to the wellsite through temporary pipe not operating in support of fixed infrastructure; the containment of fluids off- and on- location; workforce accommodations and surface rental equipment (formerly in our Wellsite Services segment); the measuring and monitoring of water; the filtering and treatment of fluids, well testing and handling of flowback and produced water formation; and the surface transportation of drilling, completion and production fluids.  Our Water Infrastructure segment includes: the sourcing of water; all fixed infrastructure operations; the transfer of water to the wellsite through temporary pipe in support of fixed infrastructure; and the recycling or disposal of drilling, completion and production fluids.

As disclosed in our annual report on Form 10-K for the year ended December 31, 2018, we are in the process of selling and winding down the operations of our Affirm subsidiary and Canadian operations within our former Wellsite Services segment.  The results of our Peak subsidiary will now be included in the Water Services segment.

Item 9.01                   Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1

Form of Indemnification Agreement (incorporated by reference herein to Exhibit 10.4 to Select Energy Services, Inc.’s Registration Statement on Form S-1, dated March 2, 2017 (Registration No. 333-216404)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2019

SELECT ENERGY SERVICES, INC.

	By:	/s/ Adam R. Law
Adam R. Law
Senior Vice President, General Counsel & Corporate Secretary